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                             CYTRX CORPORATION
                                EXHIBIT 11
                      COMPUTATION OF NET LOSS PER SHARE


COMPUTATION OF LOSS PER SHARE - PRIMARY
                                              Three Month Period Ended March 31,
                                              ----------------------------------
                                                     1996             1995
                                                  ----------       ----------
Net loss                                         $(1,311,939)     $(3,372,456)
                                                   =========        =========
Average number of common shares outstanding        7,859,962        7,896,887
Common shares issuable assuming exercise of
  stock options and warrants                               0(1)             0(1)
                                                   ---------        ---------
Total shares                                       7,859,962        7,896,887
                                                   =========        =========
Net loss per share                                    $(0.17)          $(0.43)
                                                   =========        =========


COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                         $(1,311,939)     $(3,372,456)
                                                   =========        =========
Average number of common shares outstanding         7,859,962       7,896,887
Common shares issuable assuming exercise of
  stock options and warrants                                0(1)            0(1)
                                                    ---------        ---------
Total shares                                        7,859,962       7,896,887
                                                    =========        =========
Net loss per share                                     $(0.17)         $(0.43)
                                                    =========        =========



(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be anti-dilutive.



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